Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-278216, 333-275373, and 333-290597) and Form S-8 (Nos. 333-198240, 333-202886, 333-210059, 333-216622, 333-223513, 333-230126, 333-237115, 333-254143, 333-258642, 333-263091, 333-266648, 333-270297, 333-273770, 333-277244, 333-277818, 333-279176, 333-280266, 333-283215, and 333-287948 ) of Ocular Therapeutix, Inc. of our report dated February 5, 2026 relating to the financial statements and effectiveness of control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

February 5, 2026